Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“ABI”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of ABI, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by ABI (the “Securities”) pursuant to the following plans: Long-Term Incentive Plan Relating to Shares of ABI, Long-Term Incentive Plan Relating to American Depositary Shares of ABI, Exceptional Incentive Restricted Stock Units Programme (previously referred to as the Exceptional Incentive Restricted Stock Units Programme – 15 December 2010) and any future employee share plans established for the benefit of employees of ABI and its subsidiaries. Such Securities have or will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Ms. Sabine Chalmers, Mr. John Blood, Ms. Maria Fernanda Lima da Rocha Barros, Mr. Thomas Larson, Mr. Craig Katerberg, Mr. Jean-Louis Van de Perre, Mr. Benoit Loore, Ms. Ann Randon, Ms. Patricia Frizo, Ms. Christine Delhaye and Ms. Liesbeth Hellemans, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by ABI pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Remainder of this page left intentionally blank.]

Date: May 6, 2013	By:	/s/ John Blood

	Name:	John Blood
	Title:	Authorized Representative in the United States and Secretary, Anheuser-Busch InBev Services, LLC

[Authorized Representative Power of Attorney – S-8 2013]